Exhibit 99.1



                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                Contact: Daniel L. Krieger,
                                                              President
                                                              (515) 232-6251
                                                              (515) 663-3042
January 15, 2002




                            AMES NATIONAL CORPORATION
                   ANNOUNCES FOURTH QUARTER AND 2001 EARNINGS

         Fourth Quarter 2001 earnings were $.82 per share, a 12% increase over the $.73 per share earned in the same quarter in 2000. For the year earnings were $3.38 per share compared to $2.92 per share earned in 2000, a 12% increase. Lower interest paid on deposit accounts and borrowed funds contributed to the higher earnings.

         Affiliate bank deposits increased 4% to $512 million while loans decreased 6% to $323 million. Loan demand has dropped off considerably due to the slower economy. Total corporate assets were flat, ending the year at $622 million compared to $621 million for year-end 2000.

         Ames National Corporation banks are First National Bank, Ames, Boone Bank & Trust Co., Boone, State Bank & Trust Co., Nevada and Randall-Story State Bank, Story City.